Exhibit 10.2

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made and entered into this ____ day of ______ 20__, by and between Harvard Bioscience, Inc., a Delaware corporation (the “Company,” which term shall include, where appropriate, any Entity (as hereinafter defined) controlled directly or indirectly by the Company) and ____________ (“Indemnitee”):

WHEREAS, it is essential to the Company that it be able to retain and attract the most capable persons available as directors, officers and senior executives;

WHEREAS, increased corporate litigation has subjected directors, officers, and senior executives of public companies to litigation risks and expenses, and the limitations on the availability of directors and officers liability insurance have made it increasingly difficult for the Company to attract and retain such persons;

WHEREAS, the Company’s Certificate of Incorporation, as amended from time to time, and By-laws, as amended from time to time, require it to indemnify its directors and officers to the fullest extent permitted by law and permit it to make other indemnification arrangements and agreements;

WHEREAS, the Company desires to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to or revocation of any such Certificate of Incorporation or By-laws or any change in the ownership of the Company or the composition of its Board of Directors);

WHEREAS, the Company intends that this Agreement provide Indemnitee with greater protection than that which is provided by the Company's Certificate of Incorporation or Bylaws; and

WHEREAS, Indemnitee is relying upon the rights afforded under this Agreement in continuing as a director, officer or employee of the Company.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1.	DEFINITIONS.

(a)       “Corporate Status” describes the status of a person who is serving or has served (i) as a director, officer, or employee of the Company, (ii) in any capacity with respect to any employee benefit plan of the Company, or (iii) as a director, partner, trustee, officer, employee, or agent of any other Entity at the request of the Company. For purposes of subsection (iii) of this Section 1(a), if Indemnitee is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary or a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, Indemnitee shall be deemed to be serving at the request of the Company.

(b)       “Entity” shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity, whether domestic or foreign.

(c)       “Expenses” shall mean all fees, costs and expenses incurred by Indemnitee in connection with any Proceeding (as defined below), including, without limitation, attorneys’ fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Sections 10 and 11(c) of this Agreement), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, costs and expenses of being a witness, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, and other disbursements and expenses.

(d)       “Indemnifiable Expenses,” “Indemnifiable Liabilities” and “Indemnifiable Amounts” shall have the meanings ascribed to those terms in Section 3(a) below.

(e)       “Liabilities” shall mean judgments, damages, liabilities, losses, penalties, excise taxes, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, fines and amounts paid in settlement.

(f)       “Proceeding” shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, inquiry, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Section 10 of this Agreement to enforce Indemnitee’s rights hereunder.

(g)       “Recovery Proceeding” shall have the meanings ascribed to such term in Section 6 below.

(h)       “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other Entity of which the Company owns (either directly or through or together with another Subsidiary of the Company) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other Entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other Entity.

2.       SERVICES OF INDEMNITEE. In consideration of the Company’s covenants and commitments hereunder, Indemnitee agrees to serve or continue to serve as a director, officer or employee of the Company. However, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

3.       AGREEMENT TO INDEMNIFY. Subject to the exceptions contained in Section 4 below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by reason of Indemnitee’s Corporate Status (whether relating to events or occurrences that took place either prior to or after the earliest point in time the Indemnitee had such Corporate Status), Indemnitee shall be indemnified by the Company against all Expenses and Liabilities incurred or paid by Indemnitee in connection with such Proceeding (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”).

4.       EXCEPTIONS TO INDEMNIFICATION.

Indemnitee shall be entitled to indemnification under Section 3 in all circumstances, other than the following:

(a) If it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act (i) in good faith and (ii) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder.

(b) If indemnification is requested under Section 3 in connection with any claim against the Indemnitee for an accounting of profits arising from the purchase or sale by Indemnitee of securities of the Company in violation of Section 16(b) of the Securities and Exchange Act of 1934, as amended, (the “Exchange Act”) or any similar successor statute or similar provisions of state statutory law or common law.

(c) Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director, officer, or employee of the Company unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding; or (ii) the Proceeding was initiated by Indemnitee pursuant to Section 10 of this Agreement to enforce Indemnitee’s rights hereunder, or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

(d) If it is in connection with Indemnitee’s reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Company or under the Company’s Dodd-Frank Clawback Policy, adopted pursuant to Rule 10D-1 under the Exchange Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010).

5.       PROCEDURE FOR APPLICATION AND PAYMENT OF INDEMNIFIABLE AMOUNTS. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Amounts for which Indemnitee seeks payment under Section 3 of this Agreement and the basis for the claim. Subject to Section 4, the Company shall pay such Indemnifiable Amounts to Indemnitee within sixty (60) calendar days of receipt of the request. At the request of the Company, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder.

6.       INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in (i) any Proceeding and/or (ii) a proceeding initiated by Indemnitee for recovery under director’s and officer’s liability insurance policies maintained by the Company (“Recovery Proceeding”), Indemnitee shall be indemnified against all Expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding or Recovery Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding or Recovery Proceeding, the Company shall indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding or Recovery Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

7.       EFFECT OF CERTAIN RESOLUTIONS. Neither the settlement nor termination of any Proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create an adverse presumption that Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s action was unlawful.

8.       AGREEMENT TO ADVANCE EXPENSES; UNDERTAKING. The Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with (i) any Proceeding, including a Proceeding by or in the right of the Company, in which Indemnitee is involved by reason of such Indemnitee’s Corporate Status, and/or (ii) a Recovery Proceeding, within ten (10) days after the receipt by the Company of a written statement from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding or Recovery Proceeding. All advances shall be unsecured and interest free. Indemnitee hereby undertakes to repay the amount of Expenses paid to Indemnitee if it is finally determined by a court of competent jurisdiction that Indemnitee is not entitled under this Agreement, the Bylaws, the Certificate of Incorporation, applicable law or otherwise, to indemnification with respect to such Expenses. This undertaking is an unlimited general obligation of Indemnitee. This Section 8 shall not apply to any claim made by Indemnitee which is excluded pursuant to Section 4.

9.       PROCEDURE FOR ADVANCE PAYMENT OF EXPENSES. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Expenses for which Indemnitee seeks an advancement under Section 8 of this Agreement, together with documentation evidencing that Indemnitee has incurred such Indemnifiable Expenses. Payment of Indemnifiable Expenses under Section 8 shall be made no later than ten (10) calendar days after the Company’s receipt of such request.

10.       REMEDIES OF INDEMNITEE.

(a) RIGHT TO PETITION COURT. In the event that Indemnitee makes a request for payment of Indemnifiable Amounts under Sections 3 and 5 above or a request for an advancement of Indemnifiable Expenses under Sections 8 and 9 above and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitee may petition the Court of Chancery to enforce the Company’s obligations under this Agreement.

(b) BURDEN OF PROOF. In any judicial proceeding brought under Section 10(a) above, the Company shall have the burden of proving that Indemnitee is not entitled to payment of Indemnifiable Amounts hereunder.

(c) EXPENSES. If Indemnitee is successful in whole or in part in connection with any action brought by Indemnitee under Section 10(a) above, to the extent not already advanced in accordance with Section 8 above in relation to such enforcement action, the Company agrees to reimburse Indemnitee in full for any Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any such action, or in connection with any claim or counterclaim brought by the Company in connection therewith.

(d) VALIDITY OF AGREEMENT. The Company shall be precluded from asserting in any Proceeding, including, without limitation, an action under Section 10(a) above, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company is bound by all the provisions of this Agreement.

(e) FAILURE TO ACT NOT A DEFENSE. The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 10(a) above, and shall not create a presumption that such payment or advancement is not permissible.

11.       DEFENSE OF THE UNDERLYING PROCEEDING.

(a) NOTICE BY INDEMNITEE. Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding which may result in the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right to receive payments of Indemnifiable Amounts or advancements of Indemnifiable Expenses unless the Company’s ability to defend in such Proceeding is materially and adversely prejudiced thereby.

(b) DEFENSE BY COMPANY. Subject to the provisions of the last sentence of this Section 11(b) and of Section 11(c) below, the Company shall have the right to defend Indemnitee in any Proceeding which may give rise to the payment of Indemnifiable Amounts hereunder; provided, however that the Company shall notify Indemnitee of any such decision to defend within ten (10) days of receipt of notice of any such Proceeding under Section 11(a) above. The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee. This Section 11(b) shall not apply to a Proceeding brought by Indemnitee under Section 10(a), above, or pursuant to Section 20, below.

(c) INDEMNITEE’S RIGHT TO COUNSEL. Notwithstanding the provisions of Section 11(b) above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status, Indemnitee reasonably concludes that it may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with the position of other defendants in such Proceeding, or if the Company fails to assume the defense of such proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, at the expense of the Company, to represent Indemnitee in connection with any such matter.

12.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Indemnitee as follows:

(a) AUTHORITY. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

(b) ENFORCEABILITY. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.

13.       INSURANCE. The Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to continue to maintain in effect policies of directors’ and officers’ liability insurance with a reputable insurance company providing the Indemnitee with coverage for losses from wrongful acts, and to ensure the Company’s performance of its indemnification obligations under this Agreement. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s officers and directors. The Company shall provide to Indemnitee copies of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials upon request, and shall promptly notify Indemnitee of any good faith determination not to provide such coverage.

14.       CONTRIBUTION. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding in such proportion as is deemed fair and reasonable in light of all of the circumstances in order to reflect (i) the relative benefits received by the Company and Indemnitee in connection with the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transactions.

15.       CONTRACT RIGHTS NOT EXCLUSIVE. The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Company’s By-laws or Certificate of Incorporation, or any other agreement, vote of stockholders or directors (or a committee of directors), or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity as a result of Indemnitee’s serving as a director or officer of the Company.

16.       SUCCESSORS. This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

17.       SUBROGATION. In the event of any payment of Indemnifiable Amounts under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

18.       CHANGE IN LAW. To the extent that a change in Delaware law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of the By-laws of the Company and this Agreement, Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent.

19.       SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

20.       INDEMNITEE AS PLAINTIFF. Except as provided in Section 10(c) of this Agreement and in the next sentence, Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses with respect to any Proceeding brought by Indemnitee against the Company, any Entity which it controls, any director or officer thereof, or any third party, unless the Board of Directors of the Company has consented to the initiation of such Proceeding. This Section shall not apply to counterclaims or affirmative defenses asserted by Indemnitee in an action brought against Indemnitee.

21.       MODIFICATIONS AND WAIVER. Except as provided in Section 18 above with respect to changes in Delaware law which broaden the right of Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

22.       GENERAL NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by email and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(i) If to Indemnitee, to:

[Name]

[Address]

Email: [_________]

(ii) If to the Company, to:

Harvard Bioscience, Inc.

84 October Hill Road

Holliston, Massachusetts 01746-1371

Attention: President

Copy to: Chief Legal Counsel

or to such other address as may have been furnished in the same manner by any party to the others.

23.       GOVERNING LAW; CONSENT TO JURISDICTION; SERVICE OF PROCESS. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the Company and the Indemnitee hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the courts of the United States of America located in the State of Delaware (the “Delaware Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties’ agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party does hereby appoint The Corporation Trust Company, as such agent and each such party hereby agrees to complete all actions necessary for such appointment.

24.       COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed an original, but all of which together shall constitute one and the same document.

25.       AMENDMENT AND RESTATEMENT; OTHER AGREEMENTS. Any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are superseded by this Agreement, and this Agreement shall be deemed an amendment and restatement of any prior indemnification agreements with the Company and the Indemnitee with respect to matters covered hereby, provided that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation or By-laws of the Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HARVARD BIOSCIENCE, INC.	INDEMNITEE:

__________________________________	__________________________________
Name:	Name:
Title:	Date:
Date:

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